Exhibit 10.23

Credit Agreement

KATMANDU COLLECTIONS, LLLP
FALCONS BEYOND GLOBAL, LLC

This Credit Agreement is made on December 30, 2021, between Falcons Beyond Global, LLC, a Florida Limited Liability Company (“Borrower”) and Katmandu Collections, LLLP, a Florida Limited Liability Partnership (“Lender”) to provide a revolving line of credit loan in the amount of Ten Million US dollars ($10,000,000.00) (the “Note”).

Borrower promises to pay the Lender any such amounts borrowed along with interest as detailed below:

1. Revolving Line of Credit

This Note evidences a revolving line of credit. Proceeds may be disbursed by the Lender to Borrower under this Note, repaid by Borrower and reborrowed by Borrower under the Note until the Maturity Date, but the maximum total principal amount outstanding under the Note at any one time shall never exceed TEN MILLION AND NO/100 US DOLLARS ($10,000,000.00).

2. Interest and Principal

The unpaid principal of the line of credit shall bear simple interest at the rate of 2.75% per year. Interest shall be calculated daily based on a 365-day year.

3. Payments

Payments are due quarterly on March 31, June 30, September 30, and December 31. Whenever any payment to made hereunder shall be stated to be due on a day other than a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest, if any, due in connection with such payment.

4. Maturity Date

This is a five (5) year agreement maturing on December 31, 2026. Outstanding principal is payable in full on the Maturity Date.

5. Event of Default

In the event the Borrower fails to pay the note in full on the Maturity Date, interest shall accrue at the maximum rate allowable by law, until the Event of Default is cured.

6. Allocation of Payments

Payments shall first be credited to interest due, and any remainder will be credited to principal

7. Prepayment

Borrower may, at its option, prepay this Note in whole or in part without penalty or premium.

8. Attorney’s Fees and Costs

Borrower shall pay all reasonable costs incurred by Lender in collecting sums due under this Note after a default, including reasonable attorney’s fees. If Lender or Borrower sues to enforce this Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorney’s fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the prevailing party.

9. Non-Waiver

No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights

10. Severability

In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability or any other provision, all of which shall remain in full force and effect.

11. Integration

There are no verbal or other agreements which modify or affect the terms of the Note. This Note may not be modified or amended except by written agreement signed by Borrower and Lender.

12. Conflicting Terms

The terms of the Note shall control over any conflicting terms in any referenced agreement or document.

13. Notice

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by email, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties

14. Execution

The Borrower executes this Note as a principal and not as surety.

15. Governing Law

This note shall be governed under the laws in the State of Florida.

(See Signature Block on Next Page)

IN WITNESS WHEREOF, the parties hereto have signed this Credit Agreement as of the date above:

Borrower:

Falcons Beyond Global, LLC

By:	/s/ Cecil Magpuri
Cecil Magpuri, Chief Executive Officer

Lender:

Katmandu Collections, LLLP

By:	/s/ Larry Scott Demerau
Larry Scott Demerau, Managing Partner

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